UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

(Rule 14a-101)
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

TXU CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

EXPLANATORY NOTE:
TXU Corp. has made the following postings (relating to its previously announced proposed merger transaction with Texas Energy Future Holdings Limited Partnership, a holding company formed by Kohlberg Kravis Roberts & Co., Texas Pacific Group and other investors to acquire TXU Corp.) on its internal webpage that is available to its employees.
Additional Information and Where to Find It
In connection with the proposed merger of TXU Corp. (TXU) with Texas Energy Future Merger Sub Corp., a wholly-owned subsidiary of Texas Energy Future Holdings Limited Partnership (the “Merger”), TXU has filed a proxy statement with the Securities and Exchange Commission. A definitive proxy statement and a form of proxy has been mailed to the shareholders of TXU. BEFORE MAKING ANY VOTING DECISION, TXU’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. TXU’s shareholders are able to obtain, without charge, a copy of the proxy statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. TXU’s shareholders are also able to obtain, without charge, a copy of the proxy statement and other relevant documents by directing a request by mail or telephone to Corporate Secretary, TXU Corp., Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201, telephone: (214) 812-4600, or from TXU’s website, http://www.txucorp.com.
Participants in the Solicitation
TXU and its directors and officers may be deemed to be participants in the solicitation of proxies from TXU’s shareholders with respect to the Merger. Information about TXU’s directors and executive officers and their ownership of TXU’s common stock is set forth in TXU’s definitive proxy statement. Shareholders may obtain additional information regarding the interests of TXU and its directors and executive officers in the Merger, which may be different than those of TXU’s shareholders generally, by reading the proxy statement and other relevant documents regarding the Merger.
Employees / Retirees Encouraged to Vote on Pending Merger Transaction
On July 24, the company filed its definitive proxy statement with the Securities and Exchange Commission. The definitive proxy provides detailed information about the Merger Agreement, the proposed Merger and the other matters to be considered at the upcoming annual meeting of shareholders on September 7, 2007, including instructions for eligible shareholders on how to vote their shares of TXU Corp. common stock.
All employees and retirees holding shares of TXU Corp. common stock — whether held through the Thrift (401(k))Plan or independently — have received or will receive a proxy card to vote their shares. Proxy voting materials will be sent via U.S. mail, except for those shares for which the employee or shareholder has elected to receive information electronically. Employees may have elected to receive materials electronically for some shares (such as Thrift Plan shares), but if this election has not been made for all accounts in which shares are held, those employees will receive copies via U.S. mail for the other accounts.
Employees could receive multiple proxy statements and proxy cards, if they hold shares in multiple ways (for example, if one holds shares both through the Thrift Plan and through a broker). It is important to vote each of the proxy cards you receive in order to vote all of the shares. Voting one set of shares (e.g., through a broker) will not cover shares held through another broker or another account. Each proxy card contains an individual control number for the shares to which it pertains. Employees and all other shareholders should be certain to submit a vote for each different control (account) number.
For Thrift Plan Participants, the Thrift Plan Committee will be providing a separate communications that specifically addresses Thrift Plan shares.
It is important to the company that employees vote all shares held. Since approval of the merger requires the affirmative vote of at least two-thirds of the outstanding shares of common stock, every employee’s vote is important, no matter how many or how few shares. Not voting has the same effect as voting “against” the Merger.
Shares can be voted by marking, signing, dating and mailing the proxy card. Shares may also be voted by telephone or through the Internet by following the instructions provided on the proxy card. Employee (or other shareholder) questions can be directed to TXU’s proxy solicitor, Georgeson, Inc., at 1-888-605-7523. Employees can also call Betty Fleshman or Jared Richardson in the Corporate Secretary department, if they have questions.

TXU Continues to Move Towards Completion of Merger Transaction
TXU Continues TXU Corp. has filed its definitive proxy statement with the Securities and Exchange Commission for its annual meeting of shareholders, at which shareholders are being asked to vote on the proposed merger agreement with Texas Energy Future Holdings, the holding company formed by a group of investors led by Kohlberg Kravis & Roberts (KKR) and Texas Pacific Group (TPG). In that filing, the TXU Corp. Board of Directors unanimously recommends that shareholders vote “for” the agreement.
The annual meeting will be held Friday, September 7. Shareholders of record for TXU Corp. as of July 19, 2007 will be entitled to vote on the proposed merger. All employees are urged to vote their shares, whether or not they plan on attending the meeting.
The closing of the merger is conditioned upon the receipt of required regulatory approvals and the approval of holders of 2/3 of the outstanding TXU Corp. shares. Progress is being made on other fronts related to the proposed merger as well.
Regulatory Approvals and PUC Review
The proposed merger transaction is currently under review by a number of federal regulatory agencies. TXU has already secured approval on its applications to the Federal Communications Commission (FCC) and the waiting period under the Hart-Scott-Rodino Act was terminated on July 16.
An application seeking approval from the Nuclear Regulatory Commission (NRC) was filed on April 19. The time period for third party intervention in respect to that application expired on July 3 without notice of any intervenor. In addition, the time period for third party intervention in respect to the Federal Energy Regulatory Commission (FERC) application, filed May 4, expired on June 18 without notice of protest. Both those approvals are currently expected sometime in or before the fourth quarter of this year.
As previously reported, on April 25, Oncor and Texas Energy Future Holdings filed with the Public Utilities Commission of Texas an application under Section 14.101 of the Texas Public Utility Regulatory Act. The hearing related to that filing is currently scheduled for October.
Differentiating the Businesses
Rebranding efforts are underway for both Oncor and Luminant. As announced and rolled out earlier in the year, TXU Electric Delivery is now known as Oncor. The Oncor team has already begun work rebranding all trucks, uniforms and facilities and has recently launched new Oncor external and internal websites. For Oncor employees, the Web site (www.oncorbrandmanual.com) has all new logos for Oncor stationary.
Rebranding for Luminant, formerly TXU Power, Wholesale, Construction, Development and Mining, has begun as well. The Luminant brand is replacing the TXU Power brand on power plants and other facilities, vehicles and other locations. The people and assets of the power generation, mining, wholesale marketing and trading, construction and development operations will start using the Luminant name.
These formal transitions to the Oncor and Luminant brands represent a significant step in the establishment of separate identities for the TXU businesses — Luminant, Oncor and TXU Energy — and will enhance customer recognition of the three different businesses.
More information about the transaction and its effect on employees can be found on TXU Connect. Watch Connect and weekly editions of Connections for additional details on the progress around the transaction.